EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 17, 2003, except for Notes 8 and 10, as to which the date is June 8, 2003, relating to the financial statements and financial statement schedules of NetScout Systems, Inc., which appears in NetScout Systems, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2003.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, MA

February 10, 2004